EXHIBIT 23.3

               Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1997 (except with respect to the matters discussed in Note 20, as to which the date is February 28, 1997) included in the Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.